Council Bluffs, Iowa ----- On August 3, 2016, Southwest Iowa Renewable Energy, LLC (“ SIRE ” or the "Company") announced its unaudited financial results as of and for the three and nine months ended June 30, 2016.

Results for the Third Quarter of Fiscal 2016

		Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Nine Months Ended June 30, 2016	Nine Months Ended June 30, 2015
•	Revenues -	$58,128,000	$58,235,000	$165,449,000	$186,243,000
•	Gross Margin -	$1,227,000	$7,749,000	$2,935,000	$23,468,000
•	Net Income (Loss) -	($273,000)	$6,091,000	($1,395,000)	$13,009,000
•	Modified EBITDA -	$4,361,000	$9,388,000	$10,242,000	$27,085,000

SIRE reported net income (loss) for the nine months ended June 30, 2016 of $(1.4) million or $(104.67) per basic unit compared to $13.0 million or $976.14 per basis unit for the nine months ended June 30, 2015, and SIRE reported a net income (loss) for the three months ended June 30, 2016 of $(0.3) million or $(20.48) per basic unit compared to $6.1 million or $457.04 per basic unit for the three months ended June 30, 2015.

SIRE revenue from operations was $165.4 million for the nine months ended June 30, 2016 compared to $186.2 million for the nine months ended June 30, 2015 and $58.1 million for the three months ended June 30, 2016 compared to $58.2 million for the three months ended June 30, 2015.

Modified EBITDA, which is defined as earnings before interest, income taxes, depreciation, amortization, unrealized hedging gains and losses, and other significant noncash expenses was $10.2 million for the nine months ended June 30, 2016, compared to $27.1 million for the nine months ended June 30, 2015 and $4.4 million for the three months ended June 30, 2016 compared to $9.4 million for the three months ended June 30, 2015.

On June 30, 2016, SIRE had $3.0 million in cash and cash equivalents and $18.3 million available under the Revolving Term Loan and working capital of $14.5 million.

Brian Cahill, SIRE's President and CEO stated, “Margins did improve this quarter, compared to the second quarter, as we capitalized on the increased demand for gasoline and ethanol in the US. Our margins are being directly impacted by lower oil prices, which increase demand for ethanol but drive down ethanol prices, as well as the lower corn prices towards the end of June as the 2016 weather has been excellent for corn, and the corn crop and harvest look very favorable to the ethanol industry."

During the third quarter of Fiscal 2016, SIRE produced 30.9 million gallons of ethanol. Cahill commented - "We continue to focus on running the plant efficiently, seeking the right balance of optimizing yield and profit."

SIRE also announced that on July 15, 2016, the Board of Directors declared a distribution of $250 per unit to its members. The distributions are expected to be paid on or around August 15, 2016 to members of record on July 15, 2016. Based on the current number of units outstanding, the aggregate payment will be approximately $3.3 million.
About Southwest Iowa Renewable Energy, LLC:

SIRE is located on 275 acres in Council Bluffs, Iowa, operating a 125 million gallon per year ethanol plant. SIRE began producing ethanol in February, 2009 and sells its ethanol, distillers grains, corn syrup, and corn oil in the continental United States, Mexico and the Pacific Rim.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “1995 Act”).  Such statements are made in good faith by SIRE and are identified as including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, SIRE has identified in its Annual Report on Form 10-K , important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of SIRE's business, and the effects of general economic conditions on SIRE. The forward-looking statements contained in this Press Release are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. SIRE further cautions that such factors are not exhaustive or exclusive. SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE.

Financial Results

SOUTHWEST IOWA RENEWABLE ENERGY, LLC Summary Statements of Operations Unaudited (Dollars in thousands)
	For the three months ended June 30,		For the nine months ended June 30,
	2016	2015	2016	2015
Revenues	$58,128	$58,235	$165,449	$186,243
Cost of Goods Sold	56,901	50,486	162,514	162,775
Gross Margin	1,227	7,749	2,935	23,468

General and administrative expenses	1,104	1,256	3,273	3,771
Interest expense and other income, net	396	402	697	1,388
Change in fair value of put option liability	—	—	360	600
Loss from debt extinguishment	—	—	—	4,700
Net Income (Loss)	$(273)	$6,091	$(1,395)	$13,009

Weighted Average Units Outstanding, Basic	13,327	13,327	13,327	13,327
Weighted Average Units Outstanding, Diluted	13,327	14,039	13,327	16,522
Net Income (Loss) per unit, Basic	$(20.48)	$457.04	$(104.67)	$976.14
Net Income (Loss) per unit, Diluted	$(20.48)	$433.86	$(104.67)	$847.84

Summary Balance Sheets
(Dollars in thousands)

	June 30, 2016	September 30, 2015
	(unaudited)
ASSETS
Current Assets
Cash & restricted cash	$3,016	$3,335
Accounts receivable	13,780	3,764
Inventory	13,431	14,298
Other current assets	2,190	1,146
Total current assets	32,417	22,543
Net property and equipment	124,154	129,420
Other assets	2,450	2,513
Total Assets	$159,021	$154,476

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accounts payable, accrued expenses, and other current liabilities	$11,456	$11,587
Current maturities of notes payable	6,511	6,506
Total current liabilities	17,967	18,093
Total long term liabilities	41,133	35,067
Total members' equity	99,921	101,316
Total Liabilities and Members' Equity	$159,021	$154,476

Modified EBITDA

Management uses Modified EBITDA, a non-GAAP measure, to measure the Company’s financial performance and to internally manage its business. Management believes that Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. Modified EBITDA calculations may vary from company to company. Accordingly, our computation of Modified EBITDA may not be comparable with a similarly-titled measure of another company. The chart below sets forth the reconciliation of Net Income (Loss) to Modified EBITDA for the periods indicated.

Modified EBITDA, which is defined as earnings before interest, income taxes, depreciation and amortization, unrealized hedging gains and losses, and other significant non cash expenses was $10.2 million for the nine months ended June 30, 2016, compared to $27.1 million for the nine months ended June 30, 2015 and $4.4 million for the three months ended June 30, 2016 compared to $9.4 million for the three months ended June 30, 2015.

	Three months ended		Nine months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
EBITDA
Net Income (Loss)	$(273)	$6,091	$(1,395)	$13,009
Interest Expense	372	407	1,072	1,525
Depreciation	2,942	2,851	8,820	8,624
EBITDA	3,041	9,349	8,497	23,158

Unrealized Hedging (Gain) Loss	1,320	39	1,385	(1,373)
Loss from debt extinguishment	—	—	—	4,700
Change in fair value of put option liability	—	—	360	600

Modified EBITDA	$4,361	$9,388	$10,242	$27,085

Statistical Information

Product Revenue Information
	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015
	Amounts in 000's	% of Revenues	Amounts in 000's	% of Revenues
Denatured and undenatured Ethanol	$45,198	77.8%	$42,341	72.7%
Distillers Grains	10,200	17.5%	13,229	22.7%
Corn Oil	2,401	4.1%	2,324	4.0%
Other	329	0.6%	341	0.6%

Product Revenue Information
	Nine Months Ended June 30, 2016		Nine Months Ended June 30, 2015
	Amounts in 000's	% of Revenues	Amounts in 000's	% of Revenues
Denatured and undenatured Ethanol	$128,822	77.8%	$144,000	77.3%
Distillers Grains	29,243	17.7%	34,479	18.5%
Corn Oil	6,387	3.9%	6,885	3.7%
Other	997	0.6%	879	0.5%

Contact:
Brett Frevert, CFO
Southwest Iowa Renewable Energy, LLC

712.366.0392